PERMA-FIX ENVIRONMENTAL SERVICES, INC.

                          COMMON STOCK WARRANT

     THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THIS WARRANT UNDER THE SECURITIES ACT OF 1933 AND QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY OF THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT THE SALE OR DISPOSITION OF THIS WARRANT WILL NOT SUBJECT THE COMPANY TO ANY LIABILITY UNDER APPLICABLE STATE SECURITIES LAWS.


     THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT AND ARE BEING SOLD IN RELIANCE UPON AN EXEMPTION CONTAINED IN SECTION 517.061(11) (9) THEREOF. THESE SHARES MAY NOT BE RE-OFFERED FOR SALE OR RESOLD IN THE STATE OF FLORIDA UNLESS THE SHARES ARE REGISTERED OR THE TRANSACTION IS EXEMPT UNDER SAID ACT. ANY SALE MADE PURSUANT TO SUCH SUBJECTION IS VOIDABLE AT THE OPTION OF THE PURCHASER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY THE PURCHASER TO THE ISSUER OR ITS AGENT, OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THE PRIVILEGE IS COMMUNICATED TO THE PURCHASER, WHICHEVER OCCURS LATER.

No. W - 1
Amended 1/22/97
Acquisition Warrant

          Warrant to Purchase 206,701 Shares of Common Stock
                          (subject to adjustment)


                    WARRANT TO PURCHASE COMMON STOCK
                                   of
                 PERMA-FIX ENVIRONMENTAL SERVICES, INC.
                      Void after February 10, 1997

     This certifies that, for value received, D. H. Blair Investment Banking Corp. or registered assigns ("Holder") is entitled, subject to the terms set forth below, to purchase from PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation (the "Company"), shares of the Common Stock of the Company, as constituted on the date hereof (the "Warrant Issue Date"), upon surrender hereof, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant, which is one of a series of warrants issued for the Common Stock of the Company, and any warrants delivered in substitution or exchange therefor as provided herein.

     This Warrant is issued in connection with the transactions described in Section 1.1 of that certain Note and Purchase Agreement between the Company and the Purchasers described therein, dated as of February 10, 1992 (the "Purchase Agreement"). The holder of this warrant is subject to certain restrictions set forth in the Purchase Agreement and shall be entitled to certain rights and privileges set forth in the Purchase Agreement. This Warrant is one of the Warrants referred to as the "Warrants" in the Purchase Agreement.

     1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending at 5:00 p.m., local time in Atlanta, Georgia, on February 10, 1997, and shall be void thereafter.

     2.   Exercise Price.  The Exercise Price at which this
Warrant may be exercised shall be $3.02 per share of Common
Stock, as adjusted from time to time pursuant to Section 11 hereof.

     3.   Exercise of Warrant.

          (a) The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, but not for less than 10,000 shares at a time (or such lesser number of shares which may then constitute the maximum number purchasable; such number being subject to adjustment as provided in Section 11 below), at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment (i) in cash or by check acceptable to the Company, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder, or (iii) by a combination of (i) and (ii), of the purchase price of the shares to be purchased.

          (b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

          (c) This Warrant shall be deemed to have been exercised, and the Holder agrees to take any and all actions necessary to cause the exercise of the same, within thirty
     (30) days after receiving written notice from Steve Gorlin, or the successors or assigns of the warrants initially issued to him, of the election to exercise all such warrants of the Company initially issued to him pursuant to the Purchase Agreement.

     4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

     5. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

     6. Rights of Stockholders. Subject to Sections 9 and 11 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

     7.   Transfer of Warrant.

          (a) Warrant Register. The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

          (b) Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7(a) above, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

          (c) Transferability and Nonnegotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with the terms and conditions of the Purchase Agreement and all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Subject to the provisions of this Warrant with respect to compliance with the Purchase Agreement, Securities Act of 1933, as amended (the "Act") and applicable state securities laws, title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

          (d) Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers described or otherwise contained in this Section 7, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

          (e)  Compliance with Securities Laws.

               (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof or conversion thereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a breach of Holder's obligations under the Purchase Agreement or a violation of the Act or, any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

               (ii) This Warrant and all shares of Common Stock issued upon exercise hereof or conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

          THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED HEREUNDER OR THEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH LAWS. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE WARRANTS AND RESTRICTING THEIR TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

     8. Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation (the "Certificate") to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

     9.   Notices.

          (a) Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.

     (b)  In case:

          (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

          (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

          (iii) of any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or
(B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 days prior to the date therein specified.

          (c) All such notices, advices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing.

     10.  Amendments.

          (a) Any term of this Warrant may be amended with the written consent of the Company and the holders of warrants representing not less than eighty percent (80%) of the shares of Common Stock issuable upon exercise of any and all of the then outstanding warrants issued pursuant to the Purchase Agreement (collectively, the "Common Stock Warrants"), even without the consent of the Holder. Any amendment effected in accordance with this Section 10 shall be binding upon each holder of any of the Common Stock Warrants, each future holder of all such Common Stock Warrants, and the Company; provided, however, that no special consideration or inducement may be given to any such holder in connection with such consent that is not given ratably to all such holders, and that such amendment must apply to all such holders equally and ratably in accordance with the number of shares of Common Stock issuable upon exercise of their Common Stock Warrants. The Company shall promptly give notice to all holders of Common Stock Warrants of any amendment effected in accordance with this Section 10.

          (b) No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

     11. Adjustments. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

     11.1 Adjustments to Exercise Price for Certain Diluting
Issues.

          ( a )  Special Definitions.  For purposes of this
     Section 11, the following definitions apply:

               (i) "Options" shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities
          (defined below).

               (ii)  "Convertible Securities" shall mean any
          evidences of indebtedness, shares (other than Common
          Stock) or other securities convertible into or exchangeable for Common Stock.

               ( iii ) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 11.1(c), deemed to be issued) by the Company after the Warrant Issue Date, other than shares of Common Stock issued or issuable:

                 (A) to officers, directors or employees of, or
               consultants to, the Company pursuant to stock option or stock purchase plans or agreements on terms approved by the Board of Directors; provided, however, that the total number of such shares do not exceed 1,500,000 shares of Common Stock (such amounts representing the maximum number of authorized shares that can be issued under the Company's 1991 Performance Equity Plan) together with such additional number of shares of Common Stock that may be approved by a majority of the Compensation Committee of the Company's Board of Directors (the composition of which may be the subject of agreements with one or more holders of the Warrants); or

                 (B) for which adjustment of the Exercise Price
               is made pursuant to Sections 11.3 or 11.4.

          (b) No Adjustment of Exercise Price. Any provision herein to the contrary notwithstanding, no adjustment in the Exercise Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section 11.1(e) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the Exercise Price in effect on the date of, and immediately prior to, such issue.

          (c) Deemed Issue of Additional Shares of Common Stock. In the event the Company at any time or from time to time after the Warrant Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

               (i) no further adjustments in the Exercise Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

               (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Exercise Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Exercise Price shall affect Common Stock previously issued upon conversion of this Warrant);

               (iii) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Exercise Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                 (A) in the case of Convertible Securities or
               Options for Common Stock the only Additional
               Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange and

                 (B) in the case of Options for Convertible
               Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (determined pursuant to Section 11.1 upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

               (iv)  no readjustment pursuant to clause (ii) or
          (iii) above shall have the effect of increasing the Exercise Price to an amount which exceeds the lower of
          (A) the Exercise Price on the original adjustment date, or (B) the Exercise Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

               (v) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Exercise Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (3) above.

          (d) Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock. In the event the Company, at any time after the Warrant Issue Date shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 11.1(c)) without consideration or for a consideration per share less than the Exercise Price in effect on the date of and immediately prior to such issue, then and in such event, the Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Exercise Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to Convertible Securities, or outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities, solely as a result of the adjustment of the respective Exercise Prices (or other conversion ratios) resulting from the issuance of Additional Shares of Common Stock causing such adjustment.

          (e) Determination of Consideration. For purposes of this Section 11.1, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (i)  Cash and Property.  Such consideration shall:

                 (A) insofar as it consists of cash, be computed
               at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

                 (B) insofar as it consists of property other
               than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

                 (C) in the event Additional Shares of Common
               Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

               (ii) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 11.1(c), relating to Options and Convertible Securities shall be determined by dividing:

                 (A) the total amount, if any, received or
               receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                 (B) the maximum number of shares of Common
               Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

     11.2 Merger, Sale of Assets, etc. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (a) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (b) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (c) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 11. The foregoing provisions of this Section
11.2 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable alter that event, as near as reasonably may be, in relation to any shares or other property deliverable alter that event upon exercise of this Warrant.

     11.3 Reclassification, etc. If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11.

     11.4 Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

     11.5 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 11, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the Acts upon which such adjustment or readjustment is based. The Company shall, upon written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (a) such adjustments and readjustments; (b) the Exercise Price at the time in effect; and
(c) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

     12. Registration Rights. Upon exercise of this Warrant, the Holder shall have and be entitled to exercise, together with all other holders of Registrable Securities possessing registration rights under that certain Investors' Rights Agreement, of even date herewith, between the Company and the parties who have executed the counterpart signature pages thereto or are otherwise bound thereby (the "Investors' Rights Agreement"), the rights of registration granted under the investors' Rights Agreement to Registrable Securities (with respect to the shares issued on exercise of this Warrant). By its receipt of this Warrant, Holder agrees to be bound by the Investors' Rights Agreement upon exercise of this Warrant as a party thereto.

     13.  Miscellaneous.

     13.1 Nonwaiver. No course of dealing or any delay or failure to exercise any right, power or remedy hereunder on the part of the holder hereof shall operate as a waiver of or otherwise prejudice such holder's rights, powers or remedies.

     13.2 Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company, the holder hereof and shall be enforceable by any such holder.

     13.3 Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

     13.4 Integration. This Warrant replaces all prior agreements, supersedes all prior negotiations and constitutes the entire agreement of the parties with respect to the transactions contemplated herein.

     13.5 Governing Law. This Warrant shall be governed by the internal laws (as opposed to conflicts of laws provisions) of the State of Delaware.

      IN WITNESS WHEREOF, PERMA-FIX ENVIRONMENTAL SERVICES, INC.
has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:  February 10, 1992



HOLDER:                            PERMA-FIX ENVIRONMENTAL
                                      SERVICES, INC.

                                       /s/ Louis F. Centofanti
D. H. Blair Investment             By:___________________________
   Banking Corp.                   Title:  President

                            NOTICE OF EXERCISE


To: PERMA-FIX ENVIRONMENTAL SERVICES, INC.

     (1) The undersigned hereby elects to purchase ______ shares of Common Stock of PERMA-FIX ENVIRONMENTAL SERVICES, INC., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

     (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock or the Common Stock to be issued upon conversion thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock or Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

     (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:



                                   ______________________________
                                   ( Name )


                                   ______________________________
                                   (Name)


     (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:


                                   ______________________________
                                   ( Name )


__________________________         ______________________________
( Date )                           (Signature)

                              ASSIGNMENT FORM


     FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within warrant, with respect to the number of shares of Common Stock (or Common Stock) set forth below:

Name of Assignee              Address             No. of Shares
________________        ____________________      _____________







and does hereby irrevocably constitute and appoint Attorney
__________________________ to make such transfer on the books of PERMA-FIX ENVIRONMENTAL SERVICES, INC., maintained for the purpose, with full power of substitution in the premises.

     The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Assignee does hereby acknowledge and agree that it is subject to and bound by the terms and conditions of the Warrant and the Purchase Agreement as the successor to the Investor under such agreements and that the transfer made hereby is being made in conformity with the transfer limitations described in the Warrant and Purchase Agreement. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.


Dated:_______________________


                                   ______________________________
                                   Signature of Holder


                                   ______________________________
                                   Signature of Assignee